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                                                                    Exhibit 99.2

                      Statement of Chief Financial Officer

         Pursuant to Section 1350 of Title 18 of the United States Code


     Pursuant to Section 1350 of Title 18 of the United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned, H. Charles Wilson, III, the Corporate Controller and Chief Financial Officer of AM Communications, Inc. (the "Company"), hereby certifies that, to the best of my knowledge:

     The Company's Form 10-QSB Quarterly Report for the period ended June 29, 2002 (the "Report") fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

     The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



Dated:  August 19, 2002                   /s/ H. Charles Wilson, III
                                          -----------------------------------
                                          H. Charles Wilson, III,
                                          Corporate Controller and
                                          Chief Financial Officer